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                                                                   EXHIBIT 10.13



            CONSENT AND WAIVER OF HOLDERS OF REGISTRABLE SECURITIES


                               February 20, 1997



          The undersigned holders of at least sixty-six and two-thirds percent (66-2/3) of Registrable Securities under that certain Amended and Restated Registration Rights Agreement (the "Amended and Restated Agreement") dated as of April 10, 1995 among Fax International, Inc. (renamed UNIFI Communications, Inc. and herein referred to as the "Company") and the stockholders of the Company named therein, hereby:

          (a) consent to the granting of registration rights, pursuant to a registration rights agreement (the "Warrant Shares Registration Rights Agreement"), in respect of the common stock, $0.01 par value per share, of the Company (the "Common Stock") issuable upon exercise of those certain warrants for the purchase of Common Stock (the "Warrants"), to be issued in connection with the Company's offering and sale of units consisting of senior notes of the Company due 2004 (the "Senior Notes") and Warrants, such registration rights and Warrant Shares Registration Rights Agreement to be substantially similar to the description set forth in Annex A hereto, with such changes, modifications,
                         -------
additions or deletions as any officer authorized by the Board of Directors shall approve, such approval to be conclusively evidenced by such officer's execution and delivery, in the name and on behalf of the Company, of the Warrant Shares Registration Rights Agreement;

          (b) consent to the granting of registration rights, pursuant to a registration rights agreement (the "Notes Registration Rights Agreement"), in respect of the Senior Notes, such registration rights and Notes Registration Rights Agreement to be substantially similar to the description set forth in Annex B hereto, with such changes, modifications, additions or deletions as any
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officer authorized by the Board of Directors shall approve, such approval to be conclusively evidenced by such officer's execution and delivery, in the name and on behalf of the Company, of the Notes Registration Rights Agreement; and

          (c) pursuant to Section 15(d) of the Amended and Restated Agreement, irrevocably waive the "piggy back" registration rights of all holders of Registrable Securities under Section 3 of the Amended and Restated Agreement to register, or have registered by the Company, any securities of the Company held by such holders in the filing of a registration statement under the Securities Act of 1933 with respect to (i) an offer to exchange Senior Notes for the Series B senior notes of the Company due 2004 pursuant to the Notes Registration Rights Agreement and (ii) the common stock of the Company issuable upon the exercise of the Warrants pursuant to the Warrant Shares Registration Rights Agreement.
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       /s/  Douglas J. Ranalli                ANTAEUS ENTERPRISES, INC.
  ------------------------------------
  Douglas J. Ranalli
                                              By: /s/   John Beineke
                                                  -----------------------------

                                              Title: ________________________


420 ASSOCIATES                                1950 ASSOCIATES

By: /s/   John Beineke                        By: /s/    John Beineke
    ---------------------------------             -----------------------------

Title:  _____________________                 Title:________________________


SINGTEL GLOBAL SERVICES PTE. LIMITED  UNIFI COMMUNICATIONS, INC.

By: /s/   Lim Eng                            By: /s/    Douglas J. Ranalli
    ---------------------------------            -----------------------------

Title: ______________________                Title:________________________